(AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION LOGO)
STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE — NET
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
1. Basic Provisions (“Basic Provisions”).
     1.1 Parties: This Lease (“Lease”), dated for reference purposes only June 9, 2004, is made by and between Martin Shephard, Trustee of the Shephard Family Trust of 1998 (“Lessor”) and VCA Antech, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).
     1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 12421 W. Olympic Boulevard, located in the City of Los Angeles, County of Los Angeles, State of California, with zip code                                         , as outlined on Exhibit A attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): an approximately 17, 576 square foot portion of that certain commercial building located at the above-stated address, subject to verification by Lessee’s architect.
In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project”. (See also Paragraph 2)
     1.2(b) Parking: N/A unreserved vehicle parking spaces (“Unreserved Parking Spaces”); and thirty-two (32) reserved vehicle parking spaces (“Reserved Parking Spaces”) at no cost to Lessee. (See also Paragraph 2.6)
     1.3 Term: Nine (9) years and Nine (9) months (“Original Term”) commencing November 1, 2004 (“Commencement Date”) and ending July 31, 2014 (“Expiration Date”). (See also Paragraph 3)
     1.4 Early Possession: June 10, 2004 (“Early Possession Date”).
(See also Paragraphs 3.2 and 3.3)
     1.5 Base Rent: $23,024.56 per month (“Base Rent”), payable on the first (1st) day of each month commencing November 1, 2004. (See also Paragraph 4)
☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Addendum
     1.6 Lessee’s Share of Common Area Operating Expenses: Fifty-six and eight-tenths percent (56.8%) (“Lessee’s Share”).
     1.7 Base Rent and Other Monies Paid Upon Execution:
(a) Base Rent: $ N/A for the period                                         .
(b) Common Area Operating Expenses: $ N/A for the period                                         .
(c) Security Deposit: $ 46, 049.12 (“Security Deposit”). (See also Paragraph 5)
(d) Other: $ N/A for                                         .
(e) Total Due Upon Execution of this Lease: $ 46,049.12.
     1.8 Agreed Use: General office and related uses and for any other lawful purpose. (See also Paragraph 6)
     1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)
     1.10 Real Estate Brokers: (See also Paragraph 15)
          (a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☐                                                                                                      represents Lessor exclusively (“Lessor’s Broker”);
☐                                                                                                      represents Lessee exclusively (“Lessee’s Broker”); or
☑ CB Richard Ellis represents both Lessor and Lessee (“Dual Agency”).
          (b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.
     1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)
     1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 55 and Exhibits A, all of which constitute a part of this Lease.
2. Premises.
     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.
     2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and that the structural elements of the bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: 12 months as to

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

structural elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be subject to the provisions of Paragraph 7 below. Subject to the foregoing and Paragraph 2.3 below, upon Lessor’s delivery of possession of the Premises to Lessee, Lessee shall accept the Premises in its then existing, as-is condition.
     2.3 Compliance. Lessor warrants that the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense; provided that if Lessee’s improvement or alteration of the Premises or specific use of the Premises triggers any requirement for changes to the Premises, Lessee shall be responsible for such compliance at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work, as follows:
          (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
          (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d).
          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.
     2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and except as provided in this Lease, assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
     2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.
     2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking twenty-four (24) hours per day, three hundred sixty-five (365) days per year. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.
          (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.
          (b) Lessee shall not service or store any vehicles in the Common Areas.
          (c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor. See Addendum
     2.7 Common Areas — Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.
     2.8 Common Areas — Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
     2.9 Common Areas — Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.
     2.10 Common Areas — Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:
          (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;
          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
          (c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;
          (d) To add additional buildings and improvements to the Common Areas;
          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and
          (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate. Notwithstanding the foregoing to the contrary, in connection with the exercise of any such rights, Lessor shall not unreasonably interfere with Lessee’s use of the Premises.

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

3. Term.
     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.
     3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Early Possession Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Early Possession Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Early Possession Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.
     3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.
4. Rent.
     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).
     4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:
          (a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:
(i)	The operation, repair and maintenance, in neat, clean, good order and condition of the following:
(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.
(bb) Exterior signs and any tenant directories.
(cc) Any fire detection and/or sprinkler systems.
(ii)	The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)	Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections (if Lessor has reason to believe that Lessee has breached its obligations hereunder).

(iv)

(v)	Real Property Taxes (as defined in Paragraph 10).

(vi)	The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii)	Any commercially reasonable deductible portion of an insured loss concerning the Building or the Common Areas (except earthquake insurance).

(viii)	The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 to the extent such expenditure (A) is required under Applicable Requirements not in effect on the Commencement Date, or (B) relates to a cost-saving improvement or system change but in such event, reimbursement shall be limited to the extent of the savings; provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such Capital Expenditure in any given month.

(ix)	Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense. See Addendum.
          (b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.
          (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
          (d) Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within 10 business days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor’s option, however, an amount may be reasonably estimated by Lessor from time to time of Lessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year exceed Lessee’s Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee’s Share of Common Area Operating Expenses next becoming due or if the Term has expired, reimbursed by Lessor to Lessee within thirty (30) days of such determination. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year were less than Lessee’s Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 business days after delivery by Lessor to Lessee of the statement. See Addendum
     4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any late charges which may be due.
5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.
6. Use.
     6.1   Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.
     6.2 Hazardous Substances.
          (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Lessor represents to Lessee that Lessor has no actual knowledge of any reportable use of the Hazardous Substances at the Project. As used in this Section 6.2, the phrase “Lessor has no actual knowledge” shall mean and refer to the actual knowledge of Martin Shephard and/or Richard Shephard, without duty of investigation.
          (b) Duty to Inform. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Adjacent Lessee Premises (as defined in Section 54 of the Addendum), other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance. If Lessor receives written notice that a Hazardous Substance has come to be located in, on, under or about the Project, Lessor shall immediately give written notice of such fact to Lessee, and provide Lessee with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.
          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees (collectively “Claims”) arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all Claims, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises or the Project prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
          (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises or the Project prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
          (g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $ 250,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $ 250,000 whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination. See Addendum
     6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. See Addendum
     6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, upon reasonable prior notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

     7.1 Lessee’s Obligations.
          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation) of this Lease and Paragraph 54 of the Addendum, Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.
          (b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.
          (c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.
          (d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below and the terms of Paragraph 4.2, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the reasonable judgment of Lessor’s accountants. Lessee may, however, prepay its obligation at any time.
     7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation) of this Lease and Paragraph 54 of the Addendum, Lessor, subject to reimbursement pursuant to Paragraph 4.2, (except to the extent not permitted to be charged to Lessee under the terms of this Lease), shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
     7.3 Utility Installations; Trade Fixtures; Alterations.
          (a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
          (b) Consent. Except for the Leasehold Improvements (as defined in Section 54 of the Addendum), Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Lessee may, however, make structural Alterations and Utility Installations to the Premises consistent with general office use and non-structural Alterations and Utility Installations to the Premises (regardless of the specific use) without such consent but upon notice to Lessor, as long as they do not involve puncturing, relocating or removing the roof, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 4 month’s Base Rent in the aggregate in any one year. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Lessor shall respond to any request for consent within ten (10) business days and failure to respond within such ten (10) business day period shall be deemed Lessor’s consent. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of four (4) month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.
          (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. See Section 54 of Addendum
     7.4 Ownership; Removal; Surrender; and Restoration.
          (a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
          (b) Removal. At the time Lessor grants its consent to any Alterations that are not consistent with general office use, Lessor may require that any or all Lessee Owned Alterations or Utility Installations that are not consistent with general office use be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. Lessee shall not remove any demising walls or workstations installed in the Premises.
          (c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and casualty excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

shall constitute a holdover under the provisions of paragraph 26 below.
8. Insurance; Indemnity.
     8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.
     8.2 Liability Insurance.
          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
          (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall be named as an additional insured therein.
     8.3 Property Insurance — Building, Improvements and Rental Value.
          (a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.
          (b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.
          (c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.
          (d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.
     8.4 Lessee’s Property; Business Interruption Insurance.
          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. To the extent rebuilding is required hereunder, the proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.
          (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.
     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not knowingly do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
     8.7 Indemnity. (a) Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. See Addendum
     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places except to the extent caused by Lessor’s gross negligence or willful misconduct. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for consequential, speculative or punitive damages, including injury to Lessee’s business or for any loss of income or profit therefrom. See Addendum
9. Damage or Destruction.
     9.1 Definitions.
          (a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
          (b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 12 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
          (c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8. 3(a), irrespective of any deductible amounts or coverage limits involved.
          (d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements and without deduction for depreciation.

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

          (e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.
     9.2 Partial Damage — Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements made by Lessee, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 business days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 business day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 business days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
     9.3 Partial Damage — Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage; provided that Lessor shall not terminate this Lease pursuant to this subparagraph (ii)  unless the cost or repair to Lessor will exceed $250,000 excluding insurance proceeds. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
      9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.
      9.5 Damage Near End of Term. If at any time during the last 12 months of this Lease there is damage for which the cost to repair exceeds two month’s Base Rent, whether or not an Insured Loss, either party may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished. If Lessee terminates this Lease in accordance with this Section 9.5, Lessee shall assign to Lessor any insurance proceeds relating to Lessee Owned Alterations and Utility Installations.
     9.6 Abatement of Rent; Lessee’s Remedies.
          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
          (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean the beginning of the actual work on the Premises.
     9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.
     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
See Addendum
10. Real Property Taxes.
     10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common. See Addendum
     10.2 Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.
     10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.
     10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.
     10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.
11 . Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

12. Assignment and Subletting.
     12.1 Lessor’s Consent Not Required.
          (a) Lessee may voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.
     12.2 Terms and Conditions Applicable to Assignment and Subletting.
          (a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.
          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
          (a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee. See Addendum
13. Default; Breach; Remedies.
     13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 business days following written notice to Lessee.
          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.
     13.2 Remedies. If Lessee fails to commence to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice) and diligently prosecute same to completion, Lessor may, at its option, perform such duty or obligation on

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Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:         .
          (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
          (b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.
          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.
     13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.
     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. Notwithstanding the foregoing, Lessee shall not be obligated to pay such late charge for the first (1st) three (3) late payments made by Lessee during the Original Term as the Original Term may be extended pursuant to Paragraph 50, provided that payment is made within five (5) business days after notice from Lessor that such amount was not paid when due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.
     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. Notwithstanding the foregoing,Lessee shall not be obligated to pay such Interest for the first (1st) three (3) late payments made by Lessee during the Original Term as the Original Term may be extended pursuant to Paragraph 50, provided that payment is made within five (5) business days after notice from Lessor that such amount was not paid when due. The interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.
     13.6 Breach by Lessor.
          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to two month’s Base Rent, and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor. See Addendum
14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15. Brokerage Fees.

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     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
16. Estoppel Certificates.
           (a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party” ) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
          (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, and the assumption in writing by the successor of all of Leesor’s obligations under this Lease, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.
18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Project (and all rents, issues, profits and proceeds thereof), and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
23. Notices.
23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30. Subordination; Attornment; Non-Disturbance.
     30.1 Subordination. Subject to Paragraph 30.3 below, this Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
     30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to the terms of the nondisturbance agreement delivered pursuant to Paragraph 30.3, be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.
     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Lessor represents to Lessee that there are no Security Devices affecting the Premises as of the date of this Lease.
     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants (provided that any showings to prospective tenants may only be made during the last 6 months of the Term), and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary “For Lease” signs. Lessee may at any time place on the Premises any ordinary “For Sublease” sign.
33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Signs. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All signs must comply with all Applicable Requirements.
35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37. Guarantor.
     37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.
     37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.
38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39. Options. If Lessee is granted an option, as defined below, then the following provisions shall apply.
     39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

     39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
     39.4 Effect of Default on Options.
          (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default,whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).
          (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due, (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.
40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the access to or use of the Premises or the Building by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.
42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.
43. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.
44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
47. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.
48. Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.
49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.
See Addendum
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.
WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.
The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Executed at:

on:	on:

By LESSOR:	By LESSEE:
The Shephard Family Trust of 1998	VCA Antech,Inc.
a Delaware corporation

By:	/s/ Martin Shephard	By:	/s/ Neil Tauber

Name Printed: Martin Shephard		Name Printed: Neil Tauber
Title: Trustee		Title: Senior Vice President

By:		By:

Name Printed:		Name Printed:

Title:		Title:

Address:		Address:

Telephone:	( )	Telephone:	( )

Facsimile:	( )	Facsimile:	( )

Federal ID No.		Federal ID No.

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213)687-8777.
©Copyright 1999 By American Industrial Real Estate Association.
All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

© 1999 — American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

(AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION LOGO)
OPTION(S) TO EXTEND
STANDARD LEASE ADDENDUM
Dated June 9, 2004
By and Between (Lessor) Martin Shephard, Trustee of The Shephard Family Trust of 1998
                               (Lessee) VCA Antech, Inc., a Delaware corporation
Address of Premises: 12421 West Olympic Boulevard, Los Angeles, California
Paragraph 50
A. OPTION(S) TO EXTEND:
Lessor hereby grants to Lessee the option to extend the term of this Lease for one (1) additional sixty (60) month period(s)
commencing when the prior term expires upon each and all of the following terms and conditions:
     (i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least six (6) but not more than twelve (12) months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.
     (ii) The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.
     (iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.
     (v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)
☐ I. Cost of Living Adjustment(s) (COLA)
     a. On (Fill in COLA Dates):                                                                                 the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):

All Items (1982-1984 = 100), herein referred to as “CPI”.
     b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”):
                                                                                                                                                                                                        . The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.
     c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.
☐ II. Market Rental Value Adjustment(s) (MRV)
     a. On (Fill in MRV Adjustment Date(s))                                                                                 the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:
          1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:
               (a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or
               (b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing,

© 2000 — American Industrial Real Estate Association	REVISED	FORM OE-3-8/00E

to arbitration in accordance with the following provisions:
               (i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker (“Consultant” — check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.
               (ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.
               (iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.
               (iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.
          2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.
     b. Upon the establishment of each New Market Rental Value:
          1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and
          2) the first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.
☑ III. Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
8/1/2014 – 7/31/2015	$1.85 psf ($32,515.60 per month)
8/1/2015 – 7/31/2016	$1.95 psf ($34,273.20 per month)
8/1/2016 – 7/31/2017	$2.02 psf ($35,503.52 per month)
8/1/2017 – 7/31/2018	$2.07 psf ($36,382.32 per month)
8/1/2018 – 7/31/2019	$2.14 psf ($37,612.64) per month
B. NOTICE:
     Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.
NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 S. Flower Street, Suite 600, Los Angeles, Calif. 90017

© 2000 — American Industrial Real Estate Association	REVISED	FORM OE-3-8/00E

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL
MULTI-TENANT LEASE — NET
     THIS ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE — NET (“Addendum”) is made and entered into by and between MARTIN SHEPHARD, Trustee of The Shepard Family Trust of 1998 (“Lessor”), and VCA ANTECH, INC., a Delaware corporation(“Lessee”), as of the date set forth on the first page of that certain Standard Industrial/Commercial Multi-Tenant Lease — Modified Net (the “Lease”) between Lessor and Lessee to which this Addendum is attached and incorporated. The terms, covenants and conditions set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent with any provisions of the Lease, the provisions of this Addendum shall supersede and control. All capitalized terms used but not defined herein shall be defined as set forth in the Lease.
1.5	Base Rent. Lessee shall pay Base Rent as follows:

Period	Lease Rate
11/1/04 – 7/31/05	$23,024.56/Month
8/1/05 – 7/31/06	$23,715.30/Month
8/1/06 – 7/31/07	$24,426.76/Month
8/1/07 – 7/31/08	$25,159.56/Month
8/1/08 – 7/31/09	$25,914.35/Month
8/1/09 – 7/31/10	$26,691.78/Month
8/1/10 – 7/31/11	$27,492.53/Month
8/1/11 – 7/31/12	$28,317.31/Month
8/1/12 – 7/31/13	$29,166.82/Month
8/1/13 – 7/31/14	$30,041.43/Month
2.6	Vehicle Parking. Lessor hereby represents and warrants that Lessee shall be entitled to use the number of parking spaces set forth in Section 1.2(b) of the Lease during the term of the Lease and that the parking spaces indicated on the site plan attached as Exhibit B to the Lease are validly existing parking spaces for Lessee’s sole and exclusive use during the term of the Lease.
4.2(a)	Common Area Operating Expense Exclusions. Notwithstanding anything to the contrary in the definition of Common Area Operating Expenses in the Lease, Common Area Operating Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:
(1) Any ground lease rental;
(2) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Expenditure which is specifically excluded in (viii) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);
(3) Costs incurred by Lessor for the repair of damage to the Building, to the extent that Lessor is reimbursed by insurance proceeds;

(4) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;
(5) Depreciation, amortization and interest payments, except on materials, tools, supplies and equipment purchased by Lessor where each of the following conditions are met:
(x) The same is purchased by Lessor to enable Lessor to supply services that Lessor is required to provide to Lessee under the terms of the Lease;
(y) Lessor might otherwise contract for such services with a third party under conditions where such depreciation, amortization and interest payments would likely have been included in the charge for such third party’s services; and
(z) The item is amortized over the applicable useful life;
all as determined in accordance with generally accepted accounting principles, consistently applied.
(6) Marketing costs including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, arid other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;
(7) Expenses in connection with services or other benefits which are not offered to Lessee or for which Lessee is charged for directly, but which are provided to another tenant or occupant of the Building;
(8) Expenses in connection with utilities, services and/or other benefits which are provided to Lessee or another tenant or occupant of the Building to the extent Lessee or such other tenant or occupant reimburses Lessor for such utilities, services and/or benefits;
(9) Attorneys’ fees and other costs incurred by Lessor in litigating or otherwise resolving any dispute with another tenant of the Building over any alleged violation by Lessor or any tenant of the Building of the terms and conditions of any lease to which it is a party and covering space in the Building;
(10) Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services of equal quality rendered by unaffiliated third parties on a competitive basis;
(11) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;
(12) Lessor’s general corporate overhead and general and administrative expenses;
(13) Tax penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due (provided that such exclusion shall not be construed to limit or restrict Lessor or Lessee from contesting any such taxes);
(14) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of Hazardous Substances (as defined by laws in effect on the date of the Lease) in or about the Building or Project including, without limitation, Hazardous Substances in the ground water or soil;

(15) Costs arising from Lessor’s charitable or political contributions;
(16) Costs for sculpture, paintings or other objects of art; or
(17) Any portion of any management fee for the operation and management of the Project which is unreasonable in comparison with that charged with respect to other similar buildings in the vicinity of the Building.
4.2         Common Area Operating Expenses. Subparagraph (e) of Paragraph 4.2 is hereby added to the Lease:
(e) Lessee shall have the right to review and/or audit Lessor’s books and records regarding Common Area Operating Expenses at Lessor’s offices during normal business hours on at least ten (10) business days’ prior notice, such audit to take place within 120 days after Lessee’s receipt of the annual statement of actual Common Area Operating Expenses (the “Annual Statement”). Any audit shall be (i) conducted by a reputable firm of certified public accountants approved by Lessor (“Lessee’s CPA”) which shall not be unreasonably withheld, (ii) performed on a noncontingent fee basis and without additional compensation for achieving refunds, abatements or credits and (iii) completed and submitted to Lessor within three (3) months after Lessee’s receipt of the Annual Statement. Lessee shall have no right to contest, review or audit such statement if it fails to give such written notice in a timely fashion. Lessor may elect to contest the conclusion of Lessee’s auditor by giving a written contest notice (the “Contest Notice”) to Lessee within sixty (60) days after receipt of the audit, such Contest Notice containing the name of a firm of certified public accountants appointed by Lessor (“Lessor’s CPA”). Lessor’s CPA and Lessee’s CPA shall meet and confer within 30 days after the Contest Notice is given in an attempt to agree on any disputed items. If Lessor’s CPA and Lessee’s CPA are unable to agree on all disputed items within 60 days after the Contest Notice, then each of Lessor’s CPA and Lessee’s CPA shall propose and deliver to each other in writing an amount to be paid by Lessee to Lessor or Lessor to Lessee relating to the Common Area Operating Expenses being audited. Lessee’s CPA and Lessor’s CPA shall agree on a third CPA experienced in real estate accounting unaffiliated with Lessor, Lessee and their respective CPA’s. Such third CPA (the “Deciding CPA”) shall meet for one day or less with Lessor’s CPA and Lessee’s CPA within 15 days after the appointment of such Deciding CPA, and at the end of such meeting the Deciding CPA shall choose in writing either Lessee’s CPA’s proposal or Lessor’s CPA’s proposal, and such decision shall be final, binding and nonappealable. If it is determined in accordance with this Paragraph that Lessor’s determination of Common Area Operating Expenses overstated the Common Area Operating Expenses, Lessor shall, at Lessee’s option, give Lessee a credit against future rental amounts for an amount equal to the amount overpaid or refund such overpaid amount within thirty (30) days of such determination. Lessee shall pay for all costs of such audit unless Lessor’s determination of Common Area Operating Expenses as set forth in the Annual Statement was in error in Lessor’s favor by more than the greater of $2,000 or five percent (5%). Lessee shall have the right to copy such books and records at its sole cost and expense, provided such books and records may not be removed from Lessor’s office.
6.2(g)	Lessor Termination Option. Notwithstanding the foregoing, Lessor shall not terminate the Lease unless Lessor determines that Lessor will no longer use the Project as an income-producing property. Notwithstanding anything to the contrary contained in the Lease, if a Hazardous Substance Condition occurs during the term of the Lease, through no fault of Lessee, and as a result thereof, Lessee is unable to reasonably use, and does not use, the Premises for a period of more than one hundred eighty (180) consecutive days, Lessee may, within thirty (30) days after the expiration of such one hundred eighty (180) day period, terminate the Lease effective upon written notice to Lessor. If Lessee does not give written notice to Lessor of its election to terminate within such thirty (30) day period, the Lease shall continue in full force and effect.
6.3	Lessee’s Compliance with Applicable Requirements. Except as provided in Paragraph 54 of this Addendum and notwithstanding the foregoing, Lessee shall not be obligated to make any structural changes to the Premises or the Project or the systems therefore unless required as a result of Lessee’s specific manner of use or alteration of the Premises. With respect to the Common Areas and the structural elements of the Premises existing as of the date of the Lease, Lessor represents that it will comply with and observe all laws, ordinances, orders, rules and regulations of the federal, state, county and/or municipal governments or other duly constituted public authority affecting said Building, including but not limited to the Americans With Disabilities Act of 1990 (“ADA”) as in effect as of the date hereof.

8.7	Indemnity. (b) Except to the extent caused by Lessee’s negligence or willful misconduct, Lessor shall indemnify, protect, defend and hold harmless Lessee from and against any and all claims, damages, liens, judgments, penalties, attorneys’ and consultant’s fees, expenses and/or liabilities arising out of Lessor’s gross negligence or breach of the Lease beyond any applicable cure period, excluding consequential, speculative or punitive damages.

8.9	Lessee’s Right to Self-Insure. Paragraph 8.9 is hereby added to the Lease:

8.9 Lessee’s Right to Self-Insure. Notwithstanding the provisions of Paragraph 8 of this Lease, Lessee shall have the right to self insure with respect to the insurance required in such Paragraph in any calendar year during the term hereof, provided that Lessee had a net worth of at least $10,000,000 (and liquid assets of at least $1,000,000) as of the last day of the immediately preceding calendar year, calculated according to generally accepted accounting principles. For each calendar year in which Lessee elects to self insure, Lessee shall provide Lessor with an audited financial statement for the prior calendar year demonstrating such net worth and liquid assets. In the event that Lessee so self insures, it shall be treated as an insurance company with respect to the provisions of Paragraph 8.5 of this Lease, and such waiver of subrogation set forth in Paragraph 8.6 of this Lease shall apply to Lessee as insurer.

9	Damage or Destruction. Paragraph 9.9 is hereby added to the Lease:

9.9 Lessee’s Right to Terminate. If Lessor does not elect to terminate this Lease pursuant to Lessor’s termination rights as provided herein and the repairs cannot in the reasonable opinion of an architect or contractor selected by Lessor, as specified in written notice to Lessee given within thirty (30) days after the damage, be completed within two hundred seventy (270) days, Lessee may elect no later than thirty (30) days after the date of Lessor’s notice, to terminate this Lease by written notice to Lessor effective as of the date specified in such notice from Lessee, which date shall not be less than thirty (30) nor more than sixty (60) days after the date such notice is given by Lessee. If, after three hundred sixty five (365) days after the damage, subject to extension for any force majeure event, the Premises are not substantially repaired, Lessee shall have the right to terminate this Lease by written notice to Lessor given within (30) days after expiration of such three hundred sixty five (365) day period. If Lessee terminates this Lease in accordance with this Section 9.9, Lessee shall assign to Lessor any insurance proceeds relating to Lessee Owned Alterations and Utility Installations.

10.1	Contest; Property Tax Protection. Lessee shall have the right, in its name or in the name of Lessor, but at Lessee’s sole cost and expense, (a) to protest and contest the assessed valuation assigned to all or any part of the Premises and/or Project by any taxing authority, and (b) to contest the amount, applicability or validity of any real property tax; provided, that Lessee shall pay or discharge any such real property tax prior to delinquency during the period of such contest. Lessor agrees to join in any such protest or contest if requested by Lessee and to cooperate with Lessee during the course of any such protest or contest, provided, that Lessee shall promptly pay or reimburse Lessor for any costs or expenses incurred by Lessor in connection with any such protest or contest. Lessee shall have the right to elect to pay any taxes or assessments in installments as permitted under applicable law; provided, however, that such election does not increase the total amount of such taxes, assessments or charges that become or may become a lien on the Property. Notwithstanding any other provision of the Lease to the contrary, Lessee shall not be required to pay Lessee’s Share of any increase in Real Property Taxes resulting from any sale, transfer or other change in ownership of the Building or the Project during the first (1st), five (5) years of the Term, and following such initial five (5) year period and continuing throughout the remainder of the Term (including any extensions thereof), Lessee shall only be responsible for fifty percent (50%) of Lessee’s Share of such increase. Notwithstanding the foregoing, in the event that Real Property Taxes are increased solely as a result of the death of any settlor of Lessor during the first (1st), five (5) years of the Term, Lessee shall be responsible for fifty percent (50%) of Lessee’s Share of such increase.

12	Assignment and Subletting. Paragraph 12.4 is hereby added to the Lease:

12.4 Profits. In the event of any assignment, subletting or transfer of the Lease or Lessee’s interest therein, Lessor and Lessee shall each be entitled to fifty percent (50%) of all consideration received by Lessee in excess of the rent paid by Lessee under this Lease (including rent and additional rent and all other charges payable by Lessee to Lessor under this Lease), including key money, bonus money or other cash consideration and after deducting costs reasonably incurred by Lessee in connection with such assignment or sublease (amortized over the term of the assignment or sublease), including Lessee’s reasonable costs for tenant improvements and brokerage commissions, but only attributable to the portion of such assignment or sublease occurring during the Original Term; provided, however, that Lessor shall be entitled to one hundred percent (100%) of all such consideration received by Lessee in excess of the rent paid by Lessee under this Lease during any option term, if exercised by Lessee.

13	Remedies. Paragraph 13.7 is hereby added to the Lease:

13.7 Abatement of Rent. If, through no fault of Lessee, (a) there is a failure, stoppage, reduction, inability or any other interruption in the furnishing of any facilities, utilities or services which are required to be furnished to the Premises or to Lessee pursuant to the provisions of this Lease or in the provision of the parking spaces to be provided pursuant to this Lease (without the provision of reasonable substitute parking spaces, or (b) the Premises or any portion thereof shall become untenantable for any reason (any event described in (a) or (b) being an “Event”) and Lessee cannot reasonably use and does not use all or any portion of the Premises to conduct its business as a result of such Event, then the Rent payable by Lessee hereunder shall be equitably abated or reduced but only to the extent of such insurance proceeds, effective the first day of such Event, based upon the portion or portions of the Premises affected by such Event and the degree of adverse effect of the Event upon the normal conduct of Lessee’s business at the Premises, until such interruption is remedied or such insurance proceeds are no longer available, whichever occurs first.

52.	Intentionally Deleted.

53.	Satellite Dish

Provided that the Lease is then in full force and effect and there is no Breach then in effect, Lessee shall be permitted, subject to approval by all applicable governmental authorities, to install, maintain and operate a satellite dish or dishes on the roof of the Building (collectively, the “Dishes”) for the sole use of Lessee during the term of the Lease, the precise location of which shall be subject to Lessor’s prior written approval not to be unreasonably withheld, conditioned or delayed, at Lessee’s sole cost and expense. Lessee shall obtain Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to any roof penetrations. The installation, maintenance and operation of the Dishes shall be in accordance with the provisions of the Lease and shall be performed at Lessee’s sole cost and expense. Lessee will ensure that the Dishes, and each part of them, will be installed by licensed contractors in accordance with all federal, state and local rules and building codes. Lessee will obtain, at its sole cost and expense, all Federal Communications Commission and other licenses or approvals required to install and operate the Dishes and shall repair any and all damage to the Project (including, but not limited to, the roof of the Building) caused as a result of

Lessee’s installation of the Dishes. The Dishes are and shall remain the property of Lessee or Lessee’s assignee, transferee or sublessee, and Lessor and Lessee agree that the Dishes are not, and installation of the Dishes at the Project shall not cause the Dishes to become, a fixture pursuant to the Lease or by operation of law. Lessee shall be responsible for the operation, repair and maintenance of the Dishes during the Term, at Lessee’s sole cost and expense, and upon the expiration or other termination of the Lease, Lessee shall remove the Dishes and repair any and all damage to the Project (including, but not limited to, the roof of the Building) caused as a result of such removal. In the event Lessor repairs or replaces the roof during the Term, Lessee will relocate or, if necessary, remove the Dishes from the roof at Lessee’s sole cost upon receipt of written request from Lessor. Lessor shall use commercially reasonable efforts to avoid the removal of the Dishes during any such repair or replacement of the roof. Lessee shall be able to place the Dishes on the roof, at Lessee’s sole cost and expense, after Lessor completes repairing or replacing the roof which Lessor shall pursue in a reasonably diligent manner. Lessor may have its representative present at the installation or any reinstallation of the Dishes.

54.	Leasehold Improvements; Leasehold Improvement Allowance

Lessee shall perform certain improvements to the Premises and Project, including, but not limited to, the following (the “Leasehold Improvements”): (a) installation of a new rigid roof for the entire Building; (b) replacement of the existing HVAC system servicing the Premises with a new HVAC system servicing the Premises; (c) replacement of existing power and related systems to provide adequate power for the Project (including adequate power for the space adjacent to the Premises consistent with that space’s current use as a production facility), including separate meters for the Premises and such adjacent space; (d) installation of a gate or opening in the fence at the eastern side of the Project to connect the parking area of the Project with Lessee’s parking area located on the adjacent property with a street address of 12401 West Olympic Boulevard (the “Adjacent Lessee Premises”); (e) replacement of existing flooring in the Premises with flooring of consistent with the flooring existing in the Adjacent Lessee Premises; (f) additional replacements and renovations to the Premises, which in Lessee’s reasonable discretion, will build out the Premises to a condition consistent with the Adjacent Lessee Premises; and (g) any changes necessary pursuant to Applicable Requirements as a result of the Leasehold Improvements, including, without limitation, the Americans with Disabilities Act.

Lessor acknowledges that Lessor’s consent is not required for the Leasehold Improvements, except to the extent that such Leasehold Improvements are for Tenant’s specific use of the Premises other than general office use. Lessee shall complete the foregoing improvements on or before the first anniversary of the Commencement Date, subject to force majeure and any other event not within Lessee’s reasonable control. In consideration of Lessee’s agreement to perform the Leasehold Improvements, including, without limitation, the replacement of the roof and the power systems, Lessee shall receive a credit against monthly Base Rent (the “Rent Credit”) in the amount of $2,250.00 per month for sixty (60) months, commencing the month of November 2004 and continuing through and including the month of October 2009. Other than the Rent Credit, Lessor shall not be obligated to make any disbursement or concession pursuant to this Paragraph or otherwise in connection with the Leasehold Improvements.

Lessee shall retain its own contractor to construct the Leasehold Improvements, which contractor shall be duly licensed, insured according to applicable law. Lessee shall be solely responsible for obtaining all permits necessary to complete the Leasehold Improvements. Upon Lessee obtaining all necessary permits, Lessee shall commence the Leasehold Improvements. All Leasehold Improvements shall be constructed in accordance with all rules, regulations, laws, statutes, ordinances and codes promulgated by all applicable governmental entities, including without limitation, the City of Los Angeles. During the course of construction of the Leasehold Improvements, Lessor or Lessor’s agents or consultants may inspect the Leasehold Improvement work, upon reasonable prior notice to Lessee and provided that Lessee has the opportunity to have its representative accompany Lessor or its agent or consultant during such inspection. Lessee shall furnish to Lessor executed construction permits and such invoices, affidavits, releases, and other documentation as Lessor may reasonably request, to be assured, to Lessor’s satisfaction, that the Leasehold Improvements have been completed and have been paid for by Lessee. Lessee shall obtain all customary warranties or guarantees from third parties performing the Leasehold Improvements and shall provide Lessor with copies of all such third party warranties or guarantees. Lessee shall notify Lessor prior to commencing construction of the Leasehold Improvements and allow Lessor a reasonably sufficient period of time in which to post notices of non-responsibility at the Premises prior to the commencement of the Leasehold Improvements. Lessee shall indemnify and hold Lessor harmless from and against any claims in connection with Lessee’s performance of the Leasehold Improvements, including, without limitation, claims of Lessee’s contractors and subcontractors.

55.	Interpretation.

Lessor and Lessee have had the opportunity to review and revise the Lease and to seek the advice of counsel. As such, the Lease shall be construed and interpreted as the joint work product of Lessor and Lessee and/or their attorneys. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in any interpretation of the Lease. The Lease and all of its terms shall be construed equally as to Lessor and Lessee.
        IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum concurrently with the Lease of even date herewith.
LESSOR:

/s/ Martin Shepard

MARTIN SHEPARD, Trustee of
The Shephard Family Trust of 1998

LESSEE:	VCA ANTECH, INC.,
a Delaware corporation

	By:	/s/ Neil Tauber
	Its:	Senior Vice President